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                                                                   Exhibit 10.43

                             FILENE'S BASEMENT CORP.

                 EXECUTIVE SPLIT DOLLAR LIFE INSURANCE AGREEMENT
                         (COLLATERAL ASSIGNMENT METHOD)

      This AGREEMENT made effective this [         ] of [         ], by and
between Filene's Basement Corp., a Massachusetts corporation (the "Employer"),
and [           ] (the "Executive").

                                   WITNESSETH

      WHEREAS, the Employer highly values the efforts, abilities and accomplishments of the Executive, and

      WHEREAS, the Executive is deemed a member of a select group of management and/or one of the highly compensated employees of the Employer, and

      WHEREAS, the Employer, as an inducement of such continued employment, wishes to assist the Executive with his or her personal life insurance program, and

      WHEREAS, the Executive agrees to participate in such program to the extent hereinafter provided.

      NOW, THEREFORE, the parties named above (the "Parties") hereby agree as follows:

                       ARTICLE 1. LIFE INSURANCE POLICIES.

      1.1 ISSUANCE. In furtherance of the purposes of this Agreement, one or more life insurance contracts (each referred to as a "Policy," and all referred to collectively as the "Policies") have been applied for on the life of the Executive from AETNA LIFE INSURANCE COMPANY (the "Insurer"). Schedule A hereto contains particulars on the Policies. This Agreement is effective as to each Policy upon execution hereof or upon issuance and acceptance of such Policy whichever is later.

      1.2 PAYMENT OF PREMIUMS. The Executive shall not contribute to pay premiums on the Policy. The Employer shall contribute an amount equal to the annual premium due to the Insurer. The payment of the premium shall be made on or before the date the premium is due. Premiums shall be paid in accordance with the Policies. To the extent consistent with the Insurer's billing practices, all premium notices shall be sent both to the Employer and to the Executive.

      1.3 DIVIDENDS. All dividends attributable to the Policies shall be applied to the purchase of Paid-Up Additions thereunder.

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      1.4 POLICY COMPONENTS. As used herein:

      (a) "Part One" of each Policy is an amount equal to the lesser of the cash value of the Policy or the premiums paid by the Employer on the Policy. The Employer shall properly certify, as required by the Insurer, and the Insurer shall properly certify the extent of Part One of the Policy and payment of such amount shall release the Insurer from any liability to the Employer.

      (b) "Part Two" of each Policy is an amount equal to the excess of the proceeds or cash value of the Policy over Part One of the Policy.

      1.5 EMPLOYER'S RIGHTS IN THE POLICIES. The Employer shall have the specific, limited right to receive from the Insurer Part One of each the Policy upon the lapse, surrender, maturity, or other termination of the Policy. Such right is referred to herein as the "Refund Right".

      1.6 EXECUTIVE'S RIGHTS IN THE POLICIES. The Executive shall retain and may exercise all incidents and rights of ownership with respect to the Policies except that:

      (a) The Executive's right to receive the cash surrender value of the Policy on lapse, surrender, or other termination of the Policy and to name a beneficiary to receive death proceeds shall be subject to the Refund Right.

      (b) The Executive may not surrender, cancel, or borrow upon the security of the Policies while this Agreement is in effect.

      1.7 CUSTODY AND SAFEKEEPING. The Employer shall hold and be responsible for safeguarding the Policies; provided, that if the Employer assigns its rights under this Agreement with respect to any Policy as provided in Section 4.1 of this Agreement, the Employer shall deliver the Policies to the assignee, and the assignee shall be responsible for safeguarding the Policies.

      1.8 ADMINISTRATIVE COOPERATION. The Parties shall execute and forward promptly and without unreasonable delay, changes in beneficiary designations forms and documents, including the Policies, as required by the Insurer, to facilitate the exercise of any rights of the parties hereto. The Parties shall not be required by this Section 1.8 to execute any documents or take any action that would impair their own interests under the Policies.

                        ARTICLE 2. COLLATERAL ASSIGNMENT.

      2.1 ASSIGNMENT BY THE EXECUTIVE. For the purposes of securing the Refund Right with respect to each the Policy, concurrently with the execution of this Agreement, the Executive shall execute a Collateral Assignment of each Policy in the form of Exhibit A as


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security for the premium advances made by the Employer with respect to such the
Policy. Such Collateral Assignment shall not be inconsistent with the rights of the Parties under this Agreement.

                      ARTICLE 3. TERMINATION OF AGREEMENT.

      3.1 DATE OF TERMINATION. This Agreement shall terminate upon any of the following events:

      (a)   Performance of its terms, following death of the Executive;

      (b) Termination of the Executive's employment with Employer for reasons other than death;

      (e) Any action by one party that would defeat or impair the interest of such other party other than death or termination of employment; provided that this Section 3.1(c) shall not give the Employer any right to defeat or impair the interest of Executive. Such action shall include, but is not limited to failure to pay premiums as agreed or cancellation of a Policy by any party hereto.

      (d) Release of the Employer's rights hereunder by the Employer or its assignee.

      3.2 REFUND RIGHT. In all instances of termination other than by release of the Refund Right to the Executive or action of the Employer described in Section 3.1(c), the Employer (or, if the Employer has assigned its rights with respect to a policy pursuant to Section 4.1, the Employer's assignee) shall be entitled to an amount equal to Part One of each Policy. Any action of the Employer described in Section 3.1(c) shall cause a release of the Refund Right to the Executive. In the event the Employer is entitled to an amount equal to Part One of each Policy, the Executive shall elect whether such amount shall be paid by policy loan or whole or partial surrender of the Policy; provided, that if the Executive does not notify the Employer of the Executive's election within thirty
(30) days after the date this Agreement terminated, the Employer may, in its option: (i) surrender the Policy; (ii) partially surrender the Policy to the extent necessary to withdraw Part One of the Policy; or (iii) satisfy its entitlement to Part One of the policy by a combination of transactions described in (i) through (iii). In each case, the Employer shall certify, as required by the Insurer, the extent of Part One of the Policy, and payment of such amount shall release the Insurer from any liability to the Employer. All Parties shall execute the documents necessary to facilitate such use of the total cash value, regardless of any rights any party may have in such total cash values.

      3.3 RELEASE OF REFUND RIGHT. Upon release of the Refund Right, the Executive shall have full ownership rights in the Policies, and all claims, options, privileges, benefits, right,


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title, or interest of the Employer (to the extent not previously assigned) or its assignee shall end.

      3.4 DISPOSITION OF POLICY UPON TERMINATION OF AGREEMENT. Except as provided in Section 3.2 of this Agreement, the Executive may dispose of all or any portion of the Policy upon termination of this Agreement by sale or otherwise except that no disposition of such the Policy shall take place unless:
(i) the Employer, or if Employer has assigned its rights under this Agreement, the Employer's assignee, has certified to the Insurer that its interest in such the Policy has been satisfied or released; or (ii) the Executive so certifies with written notice to the Employer (or its assignee), and the Employer (or its assignee) does not, within thirty (30) days after such notice, contest such certification.

                                ARTICLE 4. TRUST.

      4.1 ASSIGNMENT BY EMPLOYER. With the written consent of the Executive, the Employer may assign its rights under this Agreement, including its interest in the Policies created by the collateral assignment described in Section 2.1 of this Agreement and its Refund Right described in Section 3.2 of this Agreement, to such bank trust department or trust company as the Employer shall select in its sole discretion (together with its successors in trust, the "Trustee"), as trustees of the Filene's Basement Corp. Executive Severance Plan Trust, provided that the Trustee thereof agrees to assume responsibility for safeguarding the Policies. Except as may be provided in the governing instrument of such Trust, such assignment to the Trustee shall terminate all interest of the Employer in the Policies, and all of its right to receive any portion of the proceeds of the Policies on maturity or surrender or pursuant to the Refund Right described in
Section 3.2 of this Agreement, or otherwise; provided, that such assignment to the Trustee shall not relieve the Employer of any of its duties (including the duty to advance premiums) or responsibilities under this Agreement.

                           ARTICLE 5. ADMINISTRATION.

      5.1 PLAN NAME. This Agreement and other similar agreements constitute the Filene's Basement Corp. Executive Split Dollar Plan (the "Plan").

      5.2 ADMINISTRATOR. The Employer shall be the Administrator of the Plan for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The business address and telephone number of the Administrator are:

                  Filene's Basement Corp.
                  40 Walnut Street
                  Wellesley, MA 02181
                  Phone: 617-348-7000


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      5.3 RESPONSIBILITY FOR ADMINISTRATION. The Employer shall have the authority to control and manage the operation and administration of the Plan. However, the Employer may allocate its responsibilities for the operation and administration of the Plan, including the designation of persons who are not named fiduciaries, to carry out fiduciary responsibilities. The Employer shall effect such allocation of responsibilities by a written instrument signed by any appropriate corporate officer. The Employer shall be responsible for making timely delivery of any required premiums to the Insurer. All Plan documents shall be retained by the Employer and made available for examination at the Employer's business address. Upon written request, the Plan document and other information shall be provided to the parties to the Plan.

      5.4 CLAIMS PROCEDURE. Benefits shall be payable in accordance with the Plan provisions. Should the Executive or any beneficiary fail to receive benefits to which the Executive or any beneficiary believes he or she is entitled, a claim may be filed. Any claim for a Plan benefit hereunder shall be filed by the Executive or any beneficiary ("Claimant") or a duly authorized representative of the Claimant of the Plan by written communication delivered to the Employer (or its assignee) which is reasonably calculated to bring the claim to the attention of the Employer.

      If a claim for a Plan benefits is wholly or partially denied by the Employer or its assignee, a written notice of the decision shall be furnished to the Claimant or his or her duly authorized representative by the Employer or its assignee within a reasonable period of time after receipt of the claim by the Plan, which notice shall include the following information;

      (a)   The specific reason(s) for the denial;

      (b) Special reference to the pertinent Plan provisions upon which the denial is based;

      (c) A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

      (d)   An explanation of the Plan's claim review procedures.

In order that a Claimant may appeal a denial of a claim, a Claimant or his or her duly authorized representative:

      (a) May request a review by written application to the Employer or its assignee not later than sixty (60) days after receipt by the Claimant of written notification of denial of a claim;

      (b)   May review pertinent documents; and


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      (c) May submit issues and comments in writing.

      A decision on review of a denied claim shall be made by the Employer or its assignee not later than sixty (60) days after the Plan's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered by the Employer or its assignee within a reasonable period of time, but not later than one hundred twenty (120) days after receipt of a request for review. The decision on review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent Plan provisions on which the decision is based.

      Notwithstanding anything contained in this section to the contrary, any claim for a death benefit under a Policy shall be filed with the Insurer by the Claimant or his or her duly authorized representative on the form or forms prescribed for such purpose by the Insurer. The Insurer shall have sole authority for determining whether a death claim shall or shall not be paid, either in whole or in part, in accordance with the terms of such Policy.

                       ARTICLE 6. AMENDMENT OF AGREEMENT.

      6.1 AMENDMENT BY PARTIES. This Agreement may be altered, amended or modified, including the addition of any extra Policy provisions, by a written agreement signed by the Employer and the Executive. It shall be the obligation of the Employer to notify the Insurer of any amendments or changes to this Agreement.

                               ARTICLE 7. INSURER.

      7.1 LIABILITY OF INSURER. No Insurer shall be a party to this Agreement. With respect to any Policy of insurance issued pursuant to this Agreement, the issuing Insurer shall have no liability except as set forth in the Policy. Such Insurer shall not be bound to inquire into or take notice of any of the covenants herein contained as to policies of life insurance, or as to the application of the proceeds of such policies. The Insurer shall be discharged from all liability in making payments of the proceeds of Part One of the Policy to the Employer or Employer's designee or assignee and of Part Two of the Policy to Executive or Executive's designee and in permitting rights and privileges under a Policy to be exercised pursuant to the provisions of the Policy.

                            ARTICLE 8. MISCELLANEOUS.

      8.1 GOVERNING LAW. To the extent not preempted by federal law, this Agreement shall be governed by and construed in accordance with the laws of Massachusetts.

      8.2 INTERPRETATION OR AGREEMENT. Where appropriate in this Agreement, words used in the singular shall include the plural and words used in the masculine shall include the feminine and vice versa.


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      8.3 BINDING AGREEMENT. This Agreement shall bind all Parties, their successors and assigns and any Policy beneficiary.

       IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year above stated.


Attest                                FILENE'S BASEMENT CORP.


                                          By:
-------------------------                 -----------------------------
Name:                                     Name:
Title:                                    Title:


[seal]
                                      Agreed to and accepted as set forth above.

Witness



-------------------------             -----------------------------
Name:

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                                   SCHEDULE A

                               (LIST OF POLICIES)



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                                    EXHIBIT A

                         (FORM OF COLLATERAL ASSIGNMENT)



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